Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2011, except for the third paragraph of Note 1, as to which the date is March 29, 2011, relating to the financial statements of Zipcar, Inc., which appears in Zipcar’s Registration Statement No. 333-167220 on Form S-1, as amended.

/s/ PricewaterhouseCoopers LLP

Boston, MA

April 20, 2011